SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) :  September 12, 1997
                                                        (September 10, 1997)


                          SIMON DeBARTOLO GROUP, L.P.

            (Exact name of registrant as specified in its charter)


        Delaware                   333-11491                 34-1755769
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)          Identification No.)



                          115 WEST WASHINGTON STREET
                     INDIANAPOLIS, INDIANA        46204
            (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code:  317.636.1600


                                Not Applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Events


     On September 11, 1997, Simon DeBartolo Group, L.P. amended and supplemented its previously issued tender offer to purchase all of the outstanding beneficial interests in The Retail Property Trust. In addition, on September 10, 1997, the Independent Trustees of The Retail Property Trust agreed to and accepted the terms of the offer as amended and supplemented and recommended that its shareholders accept the offer. A copy of the Amendment and Supplement to Offer to Purchase for Cash, dated September 11, 1997, and a letter evidencing acceptance by the independent Trustees of The Retail Property Trust, dated September 10, 1997, are attached hereto and incorporated herein as Exhibits 99.1 and 99.2, respectively. Additionally, a copy of the September 12, 1997 press release announcing the amended and supplemented tender offer is attached hereto as Exhibit 99.3.

Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:


Exhibit No.    Description
-----------    -----------
99.1           Amendment and Supplement to Offer to Purchase for Cash
               All Outstanding Beneficial Interests
               (the "Shares") in The Retail Property Trust

99.2 Letter evidencing acceptance of the amended and supplemeneted offer by the Independant Trustees of The Retail Property Trust

99.3           Press Release dated September 12, 1997

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  September 12, 1997


                                 SIMON DeBARTOLO GROUP, L.P.
                                 By: Simon DeBartolo Group, Inc.
                                     General Partner

                                 By: /s/ James M. Barkley
                                 -------------------------
                                 James M. Barkley,
                                 Secretary/General Counsel

                                                                   EXHIBIT 99.1


                          AMENDMENT AND SUPPLEMENT TO
                          OFFER TO PURCHASE FOR CASH
            ALL OUTSTANDING BENEFICIAL INTERESTS (THE "SHARES") IN
                           THE RETAIL PROPERTY TRUST
                                      FOR
                             $19 3/8 NET PER SHARE
                                      BY
                          SIMON DEBARTOLO GROUP, L.P.
    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 25, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE").

   THE UNAFFILIATED TRUSTEES OF THE RETAIL PROPERTY TRUST ("RPT") PRESENT AT A MEETING HELD ON SEPTEMBER 10, 1997 UNANIMOUSLY RECOMMENDED THAT THE RPT
                SHAREHOLDERS ACCEPT THE OFFER DESCRIBED HEREIN.


    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES WHICH, TOGETHER WITH SHARES OWNED BY SIMON DEBARTOLO GROUP, L.P. ("SDG") AND ITS AFFILIATES, CONSTITUTES AT LEAST A MAJORITY OF THE SHARES OUTSTANDING ON
                             THE EXPIRATION DATE.

          THE OFFER IS NOT CONDITIONED UPON SDG OBTAINING FINANCING.

                             IMPORTANT INFORMATION

     Any holder desiring to tender Shares should complete and sign the enclosed Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal, and deliver it and any other required documents to the First Chicago Trust Company of New York (the "Depositary"), together with such Shares (or tender such Shares pursuant to the procedure for book-entry transfer set forth under the caption "THE OFFER_Procedure for Tendering Shares"). A holder who has Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if he desires to tender such Shares and request such nominee to effect the transaction on his behalf.

     Any holder who desires to tender Shares and whose Shares are not immediately available, or who cannot otherwise deliver such Shares and any other required documents to the Depositary by the Expiration Date, or who cannot timely comply with the procedure for book-entry transfer, may tender such Shares pursuant to the guaranteed delivery procedure set forth under the caption "THE OFFER_Procedure for Tendering Shares_Guaranteed Delivery."

     Questions and requests for assistance or for additional copies of this Offer to Purchase (as amended and supplemented, this "Offer to Purchase") or the accompanying Letter of Transmittal may be directed to the Dealer Manager at the address and telephone number set forth on the last page of this Offer to Purchase.

                     THE DEALER MANAGER FOR THE OFFER IS:
                              MERRILL LYNCH & CO.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER, OTHER THAN THOSE CONTAINED HEREIN
     OR IN THE ACCOMPANYING LETTER OF TRANSMITTAL. IF MADE OR GIVEN, SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED
                    UPON AS HAVING BEEN AUTHORIZED BY SDG.

     The date of this Offer to Purchase is August 28, 1997, as amended and supplemented through September 11, 1997.

                               Table Of Contents
                                                                      Page

        SUMMARY                                                        1
         The Offer                                                     1
         SDG                                                           1
         Expiration Date                                               1
         Certain Consequences to Non-Tendering Holders                 1

        GENERAL INFORMATION                                            2
         Introduction                                                  2
         Background of the Offer                                       2
         Purpose of the Offer                                          5
         SDG                                                           5
         Source of Funds                                               6
         Impact On Shares Outstanding After the Offer                  6

        THE OFFER                                                      6
         Terms of the Offer                                            6
         Withdrawal Rights                                             7
         Purchase of Shares; Payment of Purchase Price                 7
         Procedure for Tendering Shares                                8
         Conditions of the Offer                                      11
         Extension; Termination; Amendments                           12

        THE DEPOSITARY                                                12

        FEES AND EXPENSES                                             13

        MISCELLANEOUS                                                 13

                                    SUMMARY



      The following summary is qualified in its entirety by reference to the detailed information contained elsewhere in this Offer to Purchase. Capitalized terms not otherwise defined in this summary have the meanings ascribed to them elsewhere in this Offer to Purchase.

     THE OFFER

      Simon DeBartolo Group, L.P., a Delaware limited partnership ("SDG"), is offering to purchase for cash all of the outstanding beneficial interests (the "Shares") in The Retail Property Trust, a Massachusetts business trust ("RPT"), for $19 net per Share, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the enclosed Letter of Transmittal (the "Offer").



      THE UNAFFILIATED TRUSTEES OF RPT PRESENT AT A MEETING HELD ON SEPTEMBER 10, 1997 UNANIMOUSLY RECOMMENDED THAT THE RPT SHAREHOLDERS ACCEPT THE OFFER.

      THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES WHICH, TOGETHER WITH SHARES OWNED BY SDG AND ITS AFFILIATES, CONSTITUTES AT LEAST A MAJORITY OF THE SHARES OUTSTANDING ON THE EXPIRATION DATE.

     THE OFFER IS NOT CONDITIONED UPON SDG OBTAINING FINANCING.

      According to RPT's Quarterly Report to Shareholders for the quarter ended March 31, 1997, there were 38,376,000 Shares outstanding as of March 31, 1997. As of the date hereof, SDG beneficially owns 2,257,562 Shares, representing approximately 5.9% of the outstanding Shares, excluding treasury Shares. The Shares beneficially owned by SDG were recently acquired in open market purchases prior to the commencement of this Offer on August 28, 1997 (the "Commencement Date"). See "GENERAL INFORMATION_Background of the Offer."

     Consummation of the Offer is subject to certain other conditions described in this Offer to Purchase. See "THE OFFER_Conditions of the Offer." Subject to compliance with applicable securities laws and the terms set forth in this Offer to Purchase, SDG reserves the right (i) to waive any and all conditions to the Offer, (ii) to extend or to terminate the Offer, and (iii) otherwise to amend the Offer in any respect. Any such waiver, extension or amendment may be made by press release or such other means of announcement as SDG deems appropriate. See "THE OFFER_Terms of the Offer."



SDG

      Information regarding SDG is set forth in the following documents (which documents were included as Appendices A and B to the Offer to Purchase dated August 28, 1997 previously sent by SDG to holders of Shares): (i) SDG's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and (ii) SDG's Quarterly Report on Form 10-Q for the six months ended June 30, 1997.



EXPIRATION DATE

      The Offer will expire at 12:00 Midnight, New York City time, on September 25, 1997 (the "Expiration Date"), unless and until SDG shall have extended the period of time during which the Offer is open, in which event the Expiration Date will be the latest time and date at which the Offer, as so extended by SDG, expires.



CERTAIN CONSEQUENCES TO NON-TENDERING HOLDERS

     There is currently a limited trading market for the Shares. The successful completion of the Offer could result in the trading market for the Shares becoming more limited, which could adversely affect the liquidity and increase the volatility of the trading prices of the Shares. See "GENERAL INFORMATION_Impact on Shares Outstanding After the Offer."

                              GENERAL INFORMATION





INTRODUCTION

      Simon DeBartolo Group, L.P., a Delaware limited partnership ("SDG"), hereby offers to purchase for cash all of the outstanding beneficial interests (the "Shares") in The Retail Property Trust, a Massachusetts business trust ("RPT"), for $19 net per Share. The Offer is being made upon the terms and subject to the conditions set forth in this Offer to Purchase and in the accompanying Letter of Transmittal.

     Tendering holders of Shares will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares pursuant to the Offer. SDG will pay all fees and expenses of Merrill Lynch & Co., which is acting as the dealer manager (the "Dealer Manager"), and the First Chicago Trust Company of New York, which is acting as the depositary (the "Depositary"), in connection with the Offer.

      Holders of Shares who are not holders of Shares on the register therefor should (i) obtain a properly completed Letter of Transmittal from the registered holder with signatures guaranteed by an Eligible Institution (as defined in "THE OFFER_Procedure for Tendering Shares"), (ii) obtain and include with the Letter of Transmittal Shares properly endorsed for transfer by the registered holder or accompanied by appropriate powers of attorney from the registered holder, with signatures guaranteed by an Eligible Institution, or
(iii) effect a record transfer of such Shares and comply with the requirements applicable to registered holders for tendering prior to the Expiration Date. Any Shares validly tendered prior to the Expiration Date, accompanied by a properly completed Letter of Transmittal and accepted by SDG for purchase, will be transferred of record by the transfer agent as of the Expiration Date upon the request of SDG.



BACKGROUND OF THE OFFER

      SDG has been extremely interested in acquiring control of, and the entire beneficial interest in, RPT for a long period of time. On June 27, 1997, in a letter to the shareholders of RPT, William Dickey, on behalf of the unaffiliated trustees of RPT (the "Special Committee"), set forth the status of the strategic alternatives being considered by the Board of Trustees of RPT (the "Board") with a mind to "maximize shareholder value and create liquidity" for the shareholders of RPT.

      The letter outlined the process by which in November, 1996 the Board investigated strategic alternatives for RPT by appointing a Special Committee (of which Mr. Dickey is a member) and hiring Lazard Freres & Co. LLC ("Lazard") to act as financial advisor. According to the letter, in December, 1996 Lazard began to analyze the available to RPT, which included a sale, merger or other combination with an existing publicly-traded real estate investment trust (a "REIT") and a liquidation of the assets of Shopping Center Associates, a New York general partnership of which RPT is a general partner ("SCA"). In January, 1997, a group led by Jeremiah O'Connor, a trustee of RPT (the "O'Connor Group"), notified the Board that it was engaged in negotiations for a proposed transaction involving SCA assets. In March, 1997, Mr. O'Connor and representatives of Goldman, Sachs & Co. ("Goldman"), presented to the Board a proposal for the merger of SCA, The Richard E. Jacobs Group, NED Management Limited Partnership and Wellspark Group Limited Partnership into a new REIT ("Newco"), with a subsequent public offering of the shares of Newco (collectively, "Project Future IPO"). The Special Committee directed Lazard to consider the proposal and negotiate with other Project Future IPO parties to "maximize the potential value to RPT."

       Lazard then reported to the Special Committee that it had had conversations with representatives of public companies which would be likely suitors for SCA assets, including SDG and, based on its conversations with such potential acquirers and its investigation and analysis, Lazard concluded that Project Future IPO "appeared to be preferable to RPT shareholders." The Board approved the execution of a non-binding letter of intent with the parties to Project Future IPO. However, the Board thereafter obtained a limited waiver of the exclusivity provision of the letter of intent in order to continue conversations with third party purchasers, including SDG, that had previously expressed an interest in acquiring the assets of SCA. According to the June 27th letter, no specific price or terms were given to Lazard by SDG in the letters wherein SDG expressed its interest, and thus Lazard confirmed its initial conclusion that Project Future IPO was preferable. However, no specific price or terms were given because SDG had not been permitted access to information about SCA sufficient to enable it to make an informed offer for SCA.

      In a letter dated July 8, 1997 from David Simon to Mr. William Dickey, in his capacity as trustee of RPT, and to Matthew Lustig of Lazard, Mr. Simon affirmed SDG's interest in pursuing an acquisition of RPT and reiterated SDG's position that any such acquisition proposal necessarily required a due diligence review of RPT by SDG before a definitive proposal could be made. The letter recounted that SDG's requests for more detailed information concerning RPT had gone unheeded, resulting in SDG being unable to make a definitive offer to RPT shareholders. Mr. Simon then described the benefits that a transaction with SDG would provide to shareholders of RPT, which included liquidity, certainty and enhanced opportunities for future growth, and closed the letter by stating that a definitive proposal could be provided to RPT shareholders within 30 days following SDG's receipt of requested diligence materials.

     On July 17, 1997, Mr. Dickey, on behalf of the Board, sent a letter to the shareholders of RPT in order to summarize the meeting of shareholders held on July 9, 1997. The primary purpose of the meeting was to detail Lazard's activities to date and its preliminary analysis of Project Future IPO and other strategic alternatives. A copy of the detailed presentation made to shareholders by Lazard at the meeting accompanied the letter. This presentation included information about relative valuation of RPT Shares offered by Project Future IPO and other alternatives as well as an update on the status of other items of negotiation in Project Future IPO, including the payment of break up fees, lock up arrangements after the initial public offering, and timing of the transaction. The letter stated that the Board announced at the meeting an agreement in principle with Mr. O'Connor with respect to RPT's potential pursuit of an alternative transaction to Project Future IPO. Mr. Lustig also stated that the Board had received additional correspondence from SDG and other parties, but noted that it would be premature to commence negotiations with a third party since neither proposal contained terms or conditions. The Board then stated that it believed that the best strategy for shareholders was to pursue negotiations for Project Future IPO.

      At the request of Mr. Dickey, Matthew Lustig wrote Mr. Simon a letter dated July 22, 1997, in response to Mr. Simon's letter of July 8, 1997, wherein Mr. Lustig told Mr. Simon, on behalf of the Board, that the Board had considered SDG's letter at the July 9, 1997 Board meeting. The letter stated that while the Board appreciated SDG's desire to make a definitive proposal, RPT was a party to an exclusivity and confidentiality agreement and that the Board was not prepared to terminate those negotiations in order to pursue a transaction with SDG. As a result, according to Mr. Lustig, RPT would not respond to SDG's overtures or provide information regarding SCA assets to SDG.

      Mr. Simon immediately responded to the July 22, 1997 letter that Mr. Lustig sent on behalf of the Board by sending a letter to the Board that same day wherein he reiterated that SDG was interested in making a definitive acquisition proposal for RPT but was precluded from so doing because of the refusal by the Board to make available customary due diligence information. In the letter Mr. Simon went on to express his dismay that all prior requests for information by SDG had been rebuffed, only to now be told that RPT had become a party to an exclusivity agreement. The letter then stated that the presence of an exclusivity agreement was particularly shocking given that SDG had been requesting information of RPT for three months. In his letter Mr. Simon asked why the Board would enter into an exclusivity arrangement with affiliated parties (the O'Connor Group) when the Board knew that another entity was willing to make a bona fide offer for RPT. Mr. Simon then asked that in light of SDG's interest in making an offer that the exclusivity arrangement not be extended or any break-up fee arrangement be entered into by RPT.

      In a letter dated August 8, 1997, William Dickey told RPT's shareholders that the Board approved Project Future IPO at a Board meeting held on August 7, 1997 and stated that the Formation Agreement for Project Future IPO (the "Formation Agreement") provided that information regarding SCA and its assets may be made available for a period of 30 days to qualified parties to conduct due diligence and submit an alternative proposal to RPT. The letter then stated that any proposal received and believed to be superior to Project Future IPO would give the Board the right to terminate Project Future IPO and accept the superior proposal, subject to RPT shareholder approval.

      On August 11, 1997, Lazard sent a letter to third parties, including Mr. Simon, wherein it solicited expressions of interest from third parties regarding a possible transaction involving RPT and SCA on the condition that the third parties sign a confidentiality and a standstill agreement.

      On August 13, 1997, Mr. Simon proposed that some changes to the confidentiality agreement be made and also forwarded a list of material SDG wished to review in connection with the operations of RPT, including a copy of the Formation Agreement and related documents to which SCA was now a party. Mr. Simon indicated that SDG would not execute the standstill agreement sent by Lazard, since the confidentiality agreement afforded SCA and the other parties to the Formation Agreement adequate protection.

     On August 15, 1997, Paul Taylor, a trustee of RPT, sent Mr. Simon a letter that contained the fully executed confidentiality agreement, as well as a copy of the quarterly report of RPT for first quarter 1997; letters to RPT shareholders dated June 27, July 17 and August 8, 1997; the presentation booklet of Lazard dated July 17, 1997 sent to RPT shareholders; and the names and addresses of RPT shareholders as of June 30, 1997. The letter stated that a copy of the Formation Agreement would be sent with a proxy statement towards the end of the month. The letter also stated that the additional material requested by SDG in its August 13th letter would not be provided to SDG until SDG returned an executed copy of the standstill agreement that Lazard forwarded to SDG. On or about August 28, 1997, the Board distributed to RPT's shareholders a Confidential Proxy Statement and Information Memorandum (the "Proxy Statement"), which included a copy of the Formation Agreement.

     According to the form of the Formation Agreement included as an exhibit to the Proxy Statement, if RPT specifies a Superior Proposal to the other parties to the Formation Agreement (the "Principal Sponsors") on or before September 10, 1997, then, not later than 5:00 p.m., New York City time, on September 20, 1997, the Principal Sponsors may submit to RPT in writing a proposal for a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of, all or any significant portion of the assets or any equity securities of, RPT or SCA (any such transaction or acquisition, an "Acquisition Proposal") that RPT shall evaluate promptly, and in no event later than 5:00 p.m., New York City time, on September 25, 1997, for the purpose of determining whether such Acquisition Proposal is a "Matching Proposal". For these purposes, an Acquisition Proposal submitted by the Principal Sponsors shall be a "Matching Proposal" if either (i) such Acquisition Proposal is identical in all material respects to the Superior Proposal specified by RPT to the Principal Sponsors on or before September 10, 1997 or (ii) a majority of the RPT Unaffiliated Trustees does not determine in good faith (after consultation with Lazard and based upon analysis not inconsistent with the principles, procedures and methodology employed by Lazard in rendering the opinion referred to in the Formation Agreement), that such Acquisition Proposal is likely, if consummated, to result in a transaction less favorable to RPT or the RPT shareholders from a financial point of view than is the Superior Proposal, taking into account, among other things, all legal, financial and regulatory aspects of the respective proposals and persons making the respective proposals; provided, that, for purposes of determining whether an
Acquisition Proposal is a Matching Proposal, (x) any break-up, topping or similar fees and expenses payable with respect to any Superior Proposal shall be disregarded, and the Principal Sponsors shall not be required to pay any such fees or expenses and (y) if the Superior Proposal includes as consideration marketable securities of a class listed on a national securities exchange or included in the NASDAQ National Market System, an Acquisition
Proposal  by  the  Principal  Sponsors that in lieu  thereof  offers  the  cash equivalent thereof, as determined by a majority of the RPT Unaffiliated Trustees in good faith after consultation with Lazard, shall be deemed to be identical in all material respects. If an Acquisition Proposal timely submitted by the Principal Sponsors constitutes a Matching Proposal, then, promptly after the determination thereof, RPT and the Principal Sponsors are required to execute and deliver documentation to evidence or effect such Matching Proposal.

      On August 28, 1997, SDG commenced the Offer. The original Offer provided for a purchase price of $17.50 net per Share in cash. The original Offer was conditioned upon, among other things: (i) there being validly tendered and not withdrawn prior to the Expiration Date a sufficient number of Shares (including Shares owned by SDG) to enable SDG or its affiliates to own at least a majority of the outstanding Shares on the Expiration Date and (ii) SDG having the exclusive power and authority to effect a merger of SCA with SDG and make all "Major Decisions" (as that term is defined in the partnership agreement of SCA), including the ability to (A) direct the disposition of SCA's assets and
(B) terminate any existing management contracts for properties owned in whole or in part by SCA and its affiliates. An additional condition of the original Offer was that, as of the Expiration Date of the Offer, there shall not have occurred any change or development, including without limitation a change or development involving a prospective change, in or affecting the business or financial affairs of SDG and its subsidiaries which, in the sole judgment of SDG, would or might prohibit, restrict or delay consummation of the Offer or impair the contemplated benefits of the Offer to SDG or might be material to holders in deciding whether to accept the Offer.

     On September 6, 1997, Mr. Taylor, on behalf of the Board, sent a letter to RPT's shareholders (the "September 6th Letter") outlining certain terms of a potential sale of certain SCA assets. In the letter, the Board also described those conditions to the original Offer described in the previous paragraph and cited various reasons why it believed such conditions might not be able to be satisfied.

      On September 5, 1997, SDG commenced an action in the United States District Court for the Southern District of New York against The Richard E. Jacobs Group, Inc. and New England Development, Inc. seeking a preliminary and permanent injunction. The complaint alleges that defendants obtained material non-public information from RPT and seeks to prohibit defendants and persons acting in concert with them from purchasing shares of RPT or voting rights on such shares without disclosure of the material non-public information, and from violating Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rules 10b-5 and 10b-13 thereunder. The complaint alleges that the illegal purchases are designed to establish a blocking position to assure defendants control of RPT and deny RPTs shareholders any meaningful opportunity to accept SDG's more favorable offer.

     SDG and its advisors have been engaged in ongoing discussions with RPT and its advisors regarding the Offer and possible changes in the Offer. On September 10, 1997, SDG negotiated proposals relating to the Offer with RPT and ultimately sent to the Board a letter stating that:

    "[U]pon advice to SDG by the RPT Board of Trustees (evidenced by receipt of an executed copy of this letter) that it will (1) recommend that the holders of the Shares accept the Offer and declare it to be a "Superior Proposal" (within the meaning of the Formation Agreement dated as of August 7, 1997) and (2) exercise its right to terminate the Formation Agreement if there is no "Matching Proposal" (within the meaning of the Formation Agreement), SDG will as soon as practicable, and in any event within two (2) business days following receipt of such advice, amend the Offer to increase the Offer price to $19 net per Share, in cash, and to change the Offer as set forth in the enclosed markup of the Offer. SDG agrees that RPT shall have the right to enforce SDG's obligations to conduct the Offer on the terms and conditions set forth in the enclosed markup of the Offer. In addition, but not as a condition to the foregoing, SDG expects to enter into a business combination with RPT, or RPT and Shopping Center Associates ("SCA"), pursuant to which non-tendering holders of Shares would receive the same price per Share as provided in the Offer."

      On September 10, 1997, RPT agreed to SDG's proposal and SDG amended the Offer accordingly.

      The Unaffiliated Trustees of RPT present at a meeting held on September 10, 1997 unanimously resolved, among other things, that (i) the terms of the amended Offer are fair and in the best interest of RPT and the RPT shareholders and (ii) the amended Offer is a "Superior Proposal" within the meaning of the Formation Agreement. The Unaffiliated Trustees present at such meeting also unanimously recommended that the RPT shareholders accept the amended Offer.

      The existence of a Matching Proposal would not require SDG to terminate the Offer.

      From July 25, 1997 through August 14, 1997 SDG has purchased 2,257,562 Shares, representing approximately 5.9% of the outstanding Shares, in open market purchases.



PURPOSE OF THE OFFER

      The purpose of the Offer is to acquire control of, and the entire equity interest in, RPT. As soon as practicable, SDG expects to enter into a business combination with RPT, or RPT and SCA, pursuant to which non-tendering holders of Shares would receive the same price per Share as provided in the Offer.

      The Offer is designed to maximize value and liquidity for RPT's shareholders. SDG believes that there are important economic and qualitative benefits of the Offer, including that the Offer could be consummated as soon as September 25, 1997.



SDG

      SDG  is  a  subsidiary  and the primary operating  partnership  of  Simon
DeBartolo Group, Inc., a Maryland corporation ("Parent"). Parent is a self-administered and self-managed REIT. SDG is engaged primarily in the ownership, development, management, leasing, acquisition, and expansion of income producing properties, primarily regional malls and community shopping centers. Through its affiliated management companies, SDG provides architectural, design, construction and other services to the properties SDG owns or in which it holds an interest, as well as certain other regional malls and community shopping centers owned by third parties. As of June 30, 1997, SDG owned or held an interest in 186 income-producing properties, including 114 super-regional and regional malls, 65 community shopping centers, three specialty retail centers and four mixed-use properties located in 33 states. SDG and its affiliates manage approximately 130 million square feet of gross leasable area of retail and mixed-use properties.

      The general partners of SDG are Parent and SD Property Group, Inc., a 99.99% owned subsidiary of Parent ("SDPG"). SDPG is the managing general partner of SDG.

     The executive offices of SDG are located at National City Center, 115 West
Washington  Street,  Suite  15  East, Indianapolis,  Indiana   46204,  and  its
telephone number is (317) 636-1600.

      Detailed information regarding SDG and its financial performance is set forth in the following documents (which were included as Appendices A and B to the Offer to Purchase dated August 28, 1997 previously sent by SDG to holders of Shares): (i) SDG's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and (ii) SDG's Quarterly Report on Form 10-Q for the six months ended June 30, 1997.

SOURCE OF FUNDS

      SDG expects to obtain the funds required to purchase all Shares pursuant to the Offer, and to pay related fees and expenses, either from funds available under existing credit facilities or under a borrowing facility to be negotiated.

IMPACT ON SHARES OUTSTANDING AFTER THE OFFER

      The Shares are not currently listed for trading on a securities exchange or reported on a quotation system. To the extent that Shares are tendered and purchased pursuant to the Offer, trading in the Shares that remain outstanding following the consummation of the Offer may be significantly reduced, which may adversely affect the liquidity of such Shares. Reduced trading also may tend to increase the volatility of the trading prices of untendered Shares.



                                   THE OFFER





TERMS OF THE OFFER

      Upon the terms and subject to the conditions of the Offer, SDG will purchase all outstanding Shares properly tendered on or prior to the Expiration Date. The Offer will expire at 12:00 Midnight, New York City time, on September 25, 1997 (the "Expiration Date"), unless and until SDG shall have extended the period of time during which the Offer is open, in which event the Expiration Date will be the latest time and date at which the Offer, as so extended by SDG, expires. For a description of SDG's right to extend the period of time during which the Offer is open and to terminate or amend the Offer, see "THE OFFER_Extension; Termination; Amendments."

     Consummation of the Offer is subject to certain conditions as described in this Offer to Purchase. See "THE OFFER_Conditions of the Offer." Subject to compliance with applicable securities laws and the terms set forth in this Offer to Purchase, SDG reserves the right: (a) to waive any and all conditions to the Offer; (b) to extend or to terminate the Offer; and (c) otherwise to amend the Offer in any respect; provided that, without the consent of a majority of the Unaffiliated Trustees of RPT (within the meaning of RPT's Declaration of Trust), no amendment may be made which: (i) decreases the Offer price per Share or changes the form of consideration; (ii) decreases the number of shares sought; (iii) amends or imposes additional conditions to the Offer;
(iv) amends the terms of the Offer governing the right of SDG to amend, extend or terminate the Offer; (v) alters the right of tendering holders of Shares to withdraw previously tendered Shares or (vi) modifies the Proxy Restriction (as hereinafter defined); provided, that the foregoing proviso shall apply only from and after the date that the Board recommends pursuant to Rule 14e-2 under the Exchange Act that holders of Shares tender their Shares pursuant to the Offer and shall cease to apply if thereafter the Board withdraws, modifies or changes its recommendation with respect to the Offer. Any such waiver, extension or amendment may be made by press release or such other means of announcement as SDG deems appropriate.

      Subject  to  compliance with applicable securities  laws,  SDG  expressly reserves the right, at any time and from time to time, and regardless of whether any of the events set forth in "THE OFFER_Conditions of the Offer" shall have occurred or shall have been determined by SDG to have occurred, to extend the period during which the Offer is open either: (i) to comply with the requirements of applicable law, rules and regulations or as approved by the Unaffiliated Trustees of RPT; (ii) at the request of RPT, to a date not later than October 9, 1997; (iii) for such periods as may be determined in the sole discretion of SDG so long as the conditions set forth herein have not been satisfied immediately prior to any expiration date or (iv) for such periods as may be determined in the sole discretion of SDG if the conditions set forth herein (including, without limitation, the Minimum Condition) have been satisfied so long as SDG shall have accepted for payment all Shares validly tendered and not withdrawn prior to the Expiration Date to which such extension relates; provided, that the foregoing provisions shall apply only from and after the date that the Board recommends pursuant to Rule 14e-2 under the Exchange Act that holders of Shares tender their Shares pursuant to the Offer and shall cease to apply if thereafter the Board withdraws, modifies or changes its recommendation with respect to the Offer, and in the event that such provisions are not applicable, SDG may extend the Offer from time to time in its discretion. SDG may, upon any such extension thereby delay acceptance for payment of, and the payment for, any Shares by giving written notice of such extension to the Depositary. The rights reserved by SDG in this paragraph are in addition to SDG's rights to terminate the Offer pursuant to "THE OFFER_Conditions of the Offer."

      There can be no assurance that SDG will exercise its right to extend, terminate or amend the Offer. Except as otherwise provided herein, during any extension and irrespective of any amendment to the Offer, all Shares previously tendered pursuant to the Offer and not accepted for payment will remain subject to the Offer and may be accepted thereafter for payment by SDG.

      SDG reserves the right to assign its rights under the Offer to other persons such that after the consummation of the Offer the beneficial ownership of Shares in RPT are held by 100 or more persons (within the meaning of Section 856(a)(5) of the Internal Revenue Code of 1986, as amended (the "Code")).

      If, on or after the Commencement Date, RPT should reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, or otherwise change the Shares or its capitalization, or disclose that it has taken any such action, then SDG may make such adjustments to the purchase price and other terms of the Offer as it deems appropriate. If on or after the Commencement Date, RPT should declare or pay any cash or stock dividend or other distribution on, or issue any rights with respect to, the Shares that is payable or distributable to shareholders of record on a date prior to the transfer to the name of SDG or the nominee or transferee of SDG on RPT's stock transfer records of such Shares that are purchased pursuant to the Offer: (i) the purchase price payable per Share by SDG pursuant to the Offer will be reduced to the extent any such divided or distribution is payable in cash and
(ii) any non-cash dividend, distribution (including additional Shares) or right received and held by a tendering holder of Shares shall be required to be promptly remitted and transferred by the tendering holder to the Depositary for the account of SDG, accompanied by appropriate documentation of transfer. Pending such remittance or appropriate assurance thereof, SDG will, subject to applicable law, be entitled to all rights and privileges as owner of any such non-cash dividend, distribution or right and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by SDG in its sole discretion.

     SDG will not vote any Shares for which it receives proxies pursuant to the Offer unless it has accepted such Shares for payment pursuant the Offer (the "Proxy Restriction").



WITHDRAWAL RIGHTS

      Tenders of Shares made pursuant to the Offer are irrevocable, except that Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date. If SDG extends the Offer, is delayed in its acceptance for payment of Shares or is unable to purchase Shares validly tendered pursuant to the Offer for any reason, then without prejudice to SDG's rights under the Offer, the Depositary may nevertheless, on behalf of SDG, retain tendered Shares and such Shares may not be withdrawn, subject to Rule 14e-1(c) under the Exchange Act, which provides that no person who makes a tender offer shall fail to pay the consideration offered or return the securities deposited by or on behalf of security holders promptly after the termination or withdrawal of the tender offer. Any such delay in acceptance for payment will be accompanied by an extension of the Offer to the extent required by law.

      For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the last page of this Offer to Purchase. Any notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Shares. If Share certificates to be withdrawn have been delivered or otherwise identified to the Depositary, then prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Shares have been tendered for the account of any Eligible Institution. If Shares have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Shares, in which case a notice of withdrawal will be effective if delivered to the Depositary by any method of delivery described in the first sentence of this paragraph.

      All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by SDG, in its sole discretion, whose determination will be final and binding. None of SDG, the Dealer Manager, the Depositary or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

      Any Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be retendered at any time prior to the Expiration Date.



PURCHASE OF SHARES; PAYMENT OF PURCHASE PRICE

      Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, SDG will purchase, by accepting for payment, and will pay for, all of the outstanding Shares validly tendered prior to the Expiration Date as soon as practicable after such Expiration Date.

Subject to applicable law, SDG expressly reserves the right, in its sole discretion, to delay acceptance for payment of or payment for the Shares in order to comply, in whole or in part, with any applicable law. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (a) such Shares, or timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Shares into the Depositary's account at a book-entry transfer facility pursuant to the procedures set forth in "THE OFFER -- Procedure for Tendering Shares", (b) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), and (c) all necessary signature guarantees and any other documents required by the Letter of Transmittal. See THE OFFER_Procedure for Tendering Shares" for a description of the procedures for tendering Shares pursuant to the Offer.

      If SDG is delayed in its acceptance for payment of or payment for any Shares tendered pursuant to the Offer (whether before or after SDG's acceptance for payment of such Shares), or SDG extends the Offer or is unable to accept for payment of or pay for the Shares tendered pursuant to the Offer, then, without prejudice to SDG's rights hereunder, SDG may instruct the Depositary to retain tendered Shares, and such Shares may not be withdrawn, subject to Rule 14e-1(c) under the Exchange Act, which provides that no person who makes a tender offer shall fail to pay the consideration offered or return the securities deposited by or on behalf of the holders of such securities promptly after the termination or withdrawal of the tender offer.

      If the consideration offered in the Offer is increased, all tendering holders of the Shares subject to the Offer whose securities are accepted for payment pursuant to the Offer will be given the increased consideration for their securities regardless of whether such tenders have previously been accepted for payment or paid for.

     For purposes of the Offer, SDG will be deemed to have accepted for payment (and therefore purchased) Shares when and if it gives oral or written notice to the Depositary of its acceptance of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will be made by depositing the aggregate purchase price therefor with the Depositary, which will act as agent for tendering holders for the purpose of receiving payment from SDG and transmitting payment to the tendering holders.

      SDG will pay all transfer taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all transfer taxes, if any (whether imposed on the registered holder or such other person), payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. (See Instruction 6 of the Letter of Transmittal.)

PROCEDURE FOR TENDERING SHARES

      Proper Tender of Shares. For Shares to be properly tendered pursuant to the Offer, either (a) the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received prior to the Expiration Date by the Depositary at its address set forth on the last page of this Offer to Purchase and (i) such Shares must be received by the Depositary or (ii) such Shares must be tendered pursuant to the procedure for book-entry transfer described under the caption "-- Book-Entry Transfer" below and a Book-Entry Confirmation must be received by the Depositary, in each case on or prior to the Expiration Date or (b) the tendering holder must comply with the guaranteed delivery procedures described under the caption "-- Guaranteed Delivery" below. Holders whose Shares are registered in the name of a nominee are urged to contact such nominee promptly if they wish to accept the Offer.

      Except as provided below under the captions "-- Book- Entry Transfer" and "-- Guaranteed Delivery", unless the Shares being tendered are deposited with the Depositary on or prior to the Expiration Date (accompanied by a properly completed and duly executed Letter of Transmittal along with any required signature guarantees and any other documents required by the Letter of Transmittal), SDG may, at its option, reject such tender. If less than the entire number of any Shares evidenced by a submitted certificate is to be tendered, the tendering holder should fill in the number of Shares tendered in the appropriate box on the Letter of Transmittal. The entire number of Shares represented by the certificates for all Shares deposited with the Depositary will be deemed to have been tendered unless otherwise indicated. A tendering holder must also check the appropriate box on the Letter of Transmittal, indicating whether or not such holder was a holder of record of Shares on August 20, 1997.

      In all cases, notwithstanding any other provision hereof, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after the timely receipt by the Depositary of (i) certificates for such Shares or a timely Book-Entry Confirmation with respect to such Shares, (ii) the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, and (iii) any required signature guarantees and any other documents required by such Letter of Transmittal. Accordingly, tendering holders may be paid at different times depending upon when certificates for Shares, Letters of Transmittal and Book-Entry Confirmations are actually received by the Depositary.

      Method of Delivery. All Letters of Transmittal, Notices of Guaranteed Delivery and Shares should be delivered only by courier, or transmitted by mail, and deliveries should be made only to the Depositary, and not to SDG or the Dealer Manager. The method of delivery of certificates for Shares and all other required documents is at the option and risk of the tendering holder, and delivery will be deemed to be made only when actually received by the Depositary. If certificates for Shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended.

      Appointment as Proxy. By executing a Letter of Transmittal, a holder of tendered Shares irrevocably appoints SDG or its designees and each of them as the holder's attorneys-in-fact and proxies, in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of the holder's rights with respect to the Shares tendered by the holder and accepted for payment by SDG. SDG reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon SDG's payment for such Shares, SDG must be able to exercise full voting rights with respect to such Shares and other securities, including voting at any meeting of shareholders by written consent or otherwise.

      Signature Guarantees. No signature guarantee is required on the Letter of Transmittal if the Letter of Transmittal is signed by the registered holder of the Shares tendered therewith and payment is to be made directly to such registered holder, or if Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States (each such entity being hereinafter referred to as an "Eligible Institution"). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. (See Instruction 1 of the Letter of Transmittal.) If a certificate representing Shares is registered in the name of a person other than the signer of a Letter of Transmittal, or if payment is to be made, or Shares not purchased or tendered are to be issued, to a person other than the registered holder, then the certificate must be endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to SDG, in either case, duly executed by the registered holder with the signatures guaranteed by an Eligible Institution.

      Backup Federal Income Tax Withholding. A holder whose tendered Shares are accepted for payment may be subject to "backup withholding" under the provisions of federal income tax law at the rate of 31% with respect to the cash payable to such holder as a result of the Offer. Backup withholding will not apply if such holder (a) is a corporation or comes within certain other exempt categories, and when required demonstrates this fact, or (b) provides SDG (as payor) with his correct taxpayer identification number (which, in the case of a holder who is an individual, is his social security number), and certifies under penalty of perjury that such number is correct and that (i) the holder has not been notified by the Internal Revenue Service (the "IRS") that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified the holder that he no longer is subject to backup withholding. If SDG is not provided with the correct taxpayer identification number or adequate basis for exemption, the holder may be subject to a penalty imposed by the IRS. Any amount paid as backup withholding will be credited against the holder's tax liability.

      Therefore, unless an exemption and evidence thereof is provided in a satisfactory manner, to prevent backup withholding each tendering holder must complete and sign the Substitute Form W-9 provided in the Letter of Transmittal. See Instruction 10 of the Letter of Transmittal.

      FIRPTA Withholding. To prevent the withholding of federal income tax in an amount equal to 10% of the amount of the purchase price per Share purchased, each holder of tendered Shares must complete the FIRPTA Affidavit included in the Letter of Transmittal certifying the holder's taxpayer identification number and address and that the holder is not a foreign person. See Instruction 11 to the Letter of Transmittal.

     Book-Entry Transfer. The Depositary has established an account or accounts with respect to the Shares at The Depository Trust Company, Midwest Securities Trust Company and Philadelphia Depository Trust Company (each, a "Book-Entry Transfer Facility") for purposes of the Offer, and any financial institution that is a participant in a Book-Entry Transfer Facility's system may make book-entry delivery of the Shares by causing such Book-Entry Transfer Facility to transfer such Shares into the Depositary's account at such Book-Entry
Transfer Facility in accordance with that Book-Entry Transfer Facility's procedure for such transfer. Although delivery of Shares may be effected through book-entry transfer at a Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, a confirmation of such tender and any other documents required by the Letter of Transmittal must, in any case, be transmitted to and received by the Depositary at the appropriate address set forth on the last page of this Offer to Purchase on or prior to the Expiration Date, or the holder must comply with the guaranteed delivery procedures described below.

      Guaranteed Delivery. If a holder desires to tender Shares pursuant to the Offer and such holder's certificates are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date, or such holder cannot complete the procedures for book-entry transfer on a timely basis, such Shares may nevertheless be tendered provided that all of the following conditions are satisfied:

      (a)  The tender is made by or through an Eligible Institution;

      (b) On or prior to the Expiration Date, the Depositary receives from such Eligible Institution at the address for the Depositary set forth on the last page hereof a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery) substantially in the form made available by SDG, setting forth the name and address of the holder, the description of the Shares and the number of the Shares tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, a duly executed Letter of Transmittal (or a facsimile thereof), together with the certificates representing such Shares (or appropriate Book-Entry Confirmation) and any required signature guarantees and any other documents required by the Letter of Transmittal and the instructions thereto will be deposited by the Eligible Institution with the Depositary; and

      (c) The certificates for the tendered Shares in proper form for transfer (or appropriate Book-Entry Confirmation), together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), any required signature guarantees and any other documents required by the Letter of Transmittal and the instructions thereto, are received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

      In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), any required signature guarantees and any other documents required by the Letter of Transmittal.

      Tender Constitutes an Agreement. The proper tender of Shares pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and SDG upon the terms and subject to the conditions of the Offer, and a representation that such holder owns the Shares being tendered and is entitled to tender such Shares as contemplated by the Offer, all within the meaning of Rule 14e-4 under the Exchange Act.

      Further, by executing a Letter of Transmittal as set forth above, and subject to and effective upon acceptance for payment of and payment for the Shares tendered therewith, a tendering holder irrevocably sells, assigns and transfers to or upon the order of SDG all right, title and interest in and to all the Shares tendered thereby, waives any and all other rights with respect to the Shares, and releases and discharges SDG from any and all claims such holder may have now, or may have in the future, arising out of, or related to, the Shares and each such holder appoints the Depositary the true and lawful agent and attorney-in-fact of such holder with respect to such Shares, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates for such Shares or transfer ownership of such Shares on the account books maintained by any of the Book-Entry Transfer Facilities, together, in each case, with all accompanying evidences of transfer and authenticity, to or upon the order of SDG, (b) present such Shares for transfer on the books of SDG, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Shares (except that the Depositary will have no rights to or control over funds from SDG, except as agent for SDG, for the purchase price for any Shares tendered hereby that are purchased by SDG), all in accordance with the terms of the Offer.

      Determination of Validity; Rejection of Shares; No Obligation to Give Notice of Defects. All questions as to the amount of Shares to be accepted and the validity, form, eligibility (including the time of receipt) and acceptance for payment of any tender of Shares pursuant to the procedures described herein and the form and validity of all documents will be determined by SDG in its sole discretion, which determination shall be final and binding on all parties. SDG reserves the absolute right to reject any or all tenders determined by it not to be in proper form or the acceptance of or payment for which may be unlawful. SDG also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular
Shares. SDG's interpretation of the terms and conditions of the Offer (including without limitation the instructions in the Letter of Transmittal) shall be final and binding. No alternative, conditional or contingent tenders will be accepted. Unless waived, any irregularities in connection with tenders must be cured within such time as SDG shall determine. None of SDG, the Depositary, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in such tenders or will incur any liabilities for failure to give such notification. Tenders of such Shares will not be deemed to have been made until such irregularities have been cured or waived. Any Shares received by the Depositary that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Depositary to the tendering holders, unless such holders have otherwise provided in the Letters of Transmittal, as promptly as practicable following the Expiration Date.

CONDITIONS OF THE OFFER

      The valid tender, not withdrawn prior to the Expiration Date, of a sufficient number of Shares (including those Shares currently owned by SDG) to enable SDG or its affiliates, on the Expiration Date: (i) to own at least a majority of the outstanding Shares and (ii) to possess, together with valid proxies obtained pursuant to the Offer, full voting rights with respect to a majority of the outstanding Shares (including voting at any meeting of shareholders then scheduled and any adjournments or postponements thereof (including, without limitation, the meeting of shareholders currently scheduled to be held on September 30, 1997) or acting by written consent without a meeting) regarding any matter to be voted on by holders of Shares after the date such Shares are accepted for payment pursuant to this Offer to Purchase, is a condition to the consummation of the Offer (the "Minimum Condition").

      In addition, SDG shall not be required to accept for payment, purchase or pay for any Shares tendered, and may terminate or amend the Offer or may postpone, subject to the provisions of Rule 14e-1(c) under the Exchange Act, the acceptance for payment of, the purchase of and the payment for, Shares tendered, if, at any time prior to acceptance of the applicable Shares for payment, any of the following events shall have occurred or shall have been determined by SDG to have occurred which, in the sole judgment of SDG in any such case and regardless of the circumstances (including without limitation any action or omission to act by SDG), makes it inadvisable to proceed with the Offer or with any such purchase or payment:

     (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal, domestic or foreign, which challenges the making of the Offer or the acquisition of Shares pursuant to the Offer; or

     (b) there shall have been any action taken, or any statute, rule, regulation, judgment, order, decree or injunction promulgated, enacted, entered, enforced or deemed to be applicable to the Offer, by any court or any government or governmental, regulatory or administrative agency, authority or tribunal, domestic or foreign, which directly or indirectly: (i) makes the acceptance for payment of, or payment for, some or all of the Shares illegal or otherwise restricts or prohibits consummation of the Offer; (ii) delays or restricts the ability of SDG, or renders SDG unable, to accept for payment or pay for some or all of the Shares or (iii) materially impairs in a substantial way the contemplated benefits of the Offer to SDG; or

     (c) there shall have occurred: (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on the New York Stock Exchange or in the over-the-counter market (whether or not mandatory); (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory); (iii) a commencement or continuation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States; (iv) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States; (v) any significant change in United States currency exchange rates or a suspension of, or limitation on, the markets therefor (whether or not mandatory); (vi) any significant adverse change in United States securities or financial markets generally or (vii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

(d) RPT, SCA or any of their respective affiliates shall have: (i) issued, or authorized or proposed the issuance of, any partnership interests or securities, or any securities convertible into, or rights, warrants or options to acquire, any such interests or securities; (ii) declared or paid any dividend or distribution (other than cash distributions in the ordinary course of business in accordance with past practice) or (iii) engaged in, authorized, proposed or announced its intention to engage in, authorize or propose, any merger, consolidation or business combination transaction, any material acquisition of assets, material disposition of assets or material change in its capitalization, or any comparable event not in the ordinary course of business, other than: (w) the mere continued existence of the Formation Agreement in the form executed on August 7, 1997; (x) the announced transactions with respect to the Chicago Partnerships (as such term is defined in the September 6th Letter) substantially in accordance with the terms described in the September 6th Letter; (y) the purchase by RPT or SCA of the interests of any other partner in the South Hills Village joint venture on an arms' length basis and (z) the completion of the Sherwood Transaction (as defined in the September 6th Letter) substantially in accordance with the terms of the contract of sale for such transaction referred to in the September 6th Letter.

      The foregoing conditions are for the sole benefit of SDG and may be asserted by SDG regardless of the circumstances giving rise to any such condition (including any action or inaction by SDG) and may be waived by SDG in whole or in part at any time and from time to time in its sole discretion. Shareholders have to otherwise comply with the terms and conditions of their applicable purchase agreement. SDG expressly reserves the right to assign all or any of its rights herein to other entities. The failure by SDG at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by SDG concerning the Minimum Condition or the events described in this section shall be final and binding upon all parties.

      If the Minimum Condition is not satisfied or if any of the events described in the foregoing conditions have occurred, SDG may (i) terminate the Offer and return tendered Shares to the holders who tendered them; (ii) extend the Offer and retain all tendered Shares until the expiration of the Offer or
(iii) amend the Offer by giving oral or written notice of such amendment to the Depositary. Any extension, termination or amendment of the Offer will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 A.M., New York City time, on the next business day following the previously scheduled Expiration
Date. Without limiting the manner in which SDG may choose to make such announcement, SDG will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service or such other means of announcement as SDG deems appropriate.



EXTENSION; TERMINATION; AMENDMENTS

      Subject to compliance with applicable securities laws and the terms set forth herein (including those terms set forth under "THE OFFER-Terms of the Offer"), SDG expressly reserves the right, at any time and from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof.

     SDG shall not terminate the Offer except upon the occurrence of any of the conditions specified in "_ Conditions of the Offer", by giving oral or written notice of such termination or postponement to the Depositary and making a public announcement thereof.

      Subject to compliance with applicable securities laws and the terms set forth herein (including those terms set forth under "THE OFFER-Terms of the Offer"), SDG further reserves the right, in its sole discretion, to amend the Offer in any respect. Any amendment to the Offer will apply to all Shares tendered pursuant to the Offer, regardless of when or in what order such Shares are tendered.

      Any extension, waiver, delay, termination or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which SDG may choose to make such announcement, SDG will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service or such other means of announcement as SDG deems appropriate.



                                THE DEPOSITARY



      The  Depositary for the Offer is the First Chicago Trust Company  of  New
York. All deliveries, correspondence and questions sent or presented to the Depositary relating to the Offer should be directed to one of the addresses or telephone numbers set forth on the last page of this Offer to Purchase.

      Directors, officers and regular employees of SDG (who will not be specifically compensated for such services) and the Dealer Manager may contact holders of Shares by mail, telephone, telex, telegraph and personal interviews regarding the Offer and may request brokers, dealers and other nominees to forward this Offer to Purchase and related materials to beneficial owners of Shares.

      Requests for information or additional copies of this Offer to Purchase and the related Letter of Transmittal should be directed to Dealer Manager.

                               FEES AND EXPENSES



     Merrill Lynch & Co. is acting as Dealer Manager for SDG in connection with the Offer and has provided certain financial advisory services to SDG in connection with the Offer. Pursuant to its agreement with the Dealer Manager, SDG will compensate the Dealer Manager for services as a Dealer Manager in connection with the Offer, and will reimburse the Dealer Manager for its reasonable out-of-pocket expenses. SDG has agreed to indemnify the Dealer Manager against certain liabilities in connection with its services as a Dealer Manager and financial advisers, including liabilities under the federal securities laws.

     Pursuant to its agreement with the Depositary, SDG will pay the Depositary reasonable and customary compensation for its services in connection with the Offer, plus reimbursement for reasonable out-of-pocket expenses. SDG will indemnify the Depositary against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

     Brokers, dealers (including the Dealer Manager, commercial banks and trust companies will be reimbursed by SDG for customary mailing and handling expenses incurred by them in forwarding material to their customers. SDG will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager and the Depositary) in connection with the solicitation of tenders of Shares pursuant to the Offer.



                                 MISCELLANEOUS



      SDG is not aware of any jurisdiction where the making of the Offer is not in compliance with the laws of such jurisdiction. If SDG becomes aware of any jurisdiction where the making of the Offer would not be in compliance with such laws, SDG will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Offer. If, after such good faith effort, SDG cannot comply with any such applicable laws, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction.



                                         SIMON DEBARTOLO GROUP, L.P.

     Facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal, certificates for Shares and any other required documents should be sent by each holder or his broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of the addresses as set forth below:

                                THE DEPOSITARY:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK



        By Mail:             By Overnight             By Hand:
                               Courier:

  First Chicago Trust     First Chicago Trust   First Chicago Trust
        Company                 Company               Company
      of New York             of New York           of New York
  Attention: Tenders &   Attention: Tenders &   Attention: Tenders &
       Exchanges               Exchanges             Exchanges
  P.O. Box 2565, Suite      Suite 4680-CBE:      c/o THE DEPOSITORY
          4660           14 Wall Street, 8th      TRUST COMPANY
 Jersey City, NJ 07303-          Floor          55 Water Street, DTC TAD
          2565            New York, NY 10005      Vietnam Veterans
                                                   Memorial Plaza
                                                 New York, NY 10041



For Information:  (212)
805-7190 (Call Collect)



      Any questions or requests for assistance or additional copies of this Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery may be directed to the Dealer Manager at its telephone number and location set forth below. You may also contact your broker dealer, commercial bank or trust company or any other nominee for assistance concerning the Offer.

                              THE DEALER MANAGER:

                              MERRILL LYNCH & CO.

                            World Financial Center

                                  North Tower

                        New York, New York  10281-1329

                                (212) 449-8209

                                (Call Collect)

                                                                   EXHIBIT 99.2


                             SIMON DEBARTOLO GROUP



September 10, 1997


The Board of Trustees
The Retail Property Trust
399 Park Avenue, 25th Floor
New York, New York 10022

Gentlemen:

     We refer to the Offer to Purchase dated August 28, 1997 (the "Offer") pursuant to which Simon DeBartolo Group, L.P. ("SDG") has offered to acquire all of the outstanding shares of beneficial interest ("Shares") of the Retail Property Trust ("RPT"). Upon advice to SDG by the RPT Board of Trustees (evidenced by receipt of an executed copy of this letter) that it will (1) recommend that the holders of the Shares accept the Offer and declare it to be a "Superior Proposal" (within the meaning of the Formation Agreement dated as of August 7, 1997) and (2) exercise its right to terminate the Formation Agreement if there is no "Matching Proposal" (within the meaning of the Formation Agreement), SDG will as soon as practicable, and in any event within two (2) business days following receipt of such advice, amend the Offer to increase the Offer price to $19.375 net per Share, in cash, and to change the Offer as set forth in the enclosed markup of the Offer. SDG agrees that RPT shall have the right to enforce SDG's obligations to conduct the Offer on the terms and conditions set forth in the enclosed markup of the Offer. In addition, but nor as a condition to the foregoing, SDG expects to enter into a business combination with RPT, or RPT and Shopping Center Associates ("SCA"), pursuant to which non-tendering holders of Shares would receive the same price per Share as provided in the Offer.

     We are in receipt of a certain letter agreement dated August 7, 1997 (the "O'Conner Letter") between J.W. O'Conner & Co. Incorporated and RPT. We agree that if in connection with the Offer there occurs an "Alternate Proposal" (as that term is defined in the O'Conner Letter), which includes SCA. SDG shall use its reasonable efforts to cause the transactions contemplated by such Alternate Proposal to be structured on a basis such that, to the extent practicable, the receipt by O'Conner Retail Partners, L.P. of the "O'Conner Payment" (as described in the O'Conner Letter) will be a non-taxable transaction.

The Board of Trustees
The Retail Property Trust
September 10, 1997
Page -2-


     RPT will provide SDG, on a continuing basis, with complete and accurate information regarding the record ownership of the Shares to that it can verify the number of Shares tendered and the effectiveness of the proxies provided.

     If the terms of this letter are acceptable to RPT, please sign below and return an executed copy of the letter to the undersigned.

                              Sincerely,

                              SIMON DeBARTOLO GROUP, L.P.

                              By:  SD Property Group, INC., its managing
general partner


                              By:/s/ David Simon
                                -----------------
                                David Simon, Chief Executive Officer

AGREED TO AND ACCEPTED ON
SEPTEMBER____, 1997:

THE RETAIL PROPERTY TRUST


By: Paul E. Taylor Jr.
Name: Paul E. Taylor Jr.
Title: Unaffiliated Trustee


Enclosures

                                                                   EXHIBIT 99.3


                             SIMON DEBARTOLO GROUP

CONTACTS:
David Simon                              Stephen E. Sterrett
Chief Executive Officer                  Treasurer
317.263.7161                             317.685.7363


FOR IMMEDIATE RELEASE


             SIMON DeBARTOLO GROUP INCREASES ITS CASH TENDER OFFER
                           FOR RETAIL PROPERTY TRUST

               INDEPENDENT TRUSTEES OF RPT RECOMMEND SIMON OFFER

Indianapolis, Indiana - September 12, 1997 . . . Simon DeBartolo Group, Inc. (NYSE:SPG) announced today that its primary operating partnership Simon DeBartolo Group, L.P. ("SDG") has amended and supplemented its cash tender offer for all of the outstanding beneficial interests (the "Shares") of The Retail Property Trust, a private Massachusetts business trust ("RPT"), to provide for, among other things, an increased offering price of $19 3/8 per Share. The revised offer also eliminates several conditions to the Offer.

The Unaffiliated Trustees of RPT present at a meeting held on September 10, 1997, unanimously recommended that the RPT shareholders accept the revised Offer of SDG.

The tender offer, which was commenced on August 28, 1997, continues to be conditioned upon there being tendered and not withdrawn a number of Shares, which together with Shares owned by SDG and its affiliates, constitutes at least a majority of Shares outstanding upon the expiration of SDG's tender offer. SDG believes that there are approximately 38.3 million Shares outstanding; SDG currently owns approximately 2.3 million Shares, all of which were purchased in open market transactions prior to commencement of the tender offer. The tender offer will expire at 12:00 Midnight, New York City time, on September 25, 1997.

Merrill Lynch & Co. is acting as financial advisor to SDG and as Dealer Manager in connection with the tender offer.

RPT  is  a privately held real estate investment trust which owns substantially all of the interests in a partnership which in turn owns interests in 12 regional malls and one community center, comprising approximately 12 million square feet of gross leasable area in 8 states.

                                    -more-

Page two



Simon DeBartolo Group, Inc., headquartered in Indianapolis, Indiana, is a self-administered and self-managed real estate investment trust which, through its subsidiary partnerships, is engaged primarily in the ownership, development, management, leasing, acquisition and expansion of income-producing properties, primarily regional malls and community shopping centers. It currently owns or has an interest in 187 properties which consist of existing regional malls, community shopping centers and specialty and mixed-use properties containing an aggregate of 115 million square feet of gross leasable area in 33 states. Simon DeBartolo Group, together with its affiliated management company, manages approximately 131 million square feet of gross leasable area in retail and mixed-use properties.

Simon DeBartolo Group is the largest publicly traded real estate company in North America as measured by market capitalization, with a current total market capitalization of approximately $10 billion.